UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 21, 2012

SONOSITE, INC.

(Exact Name of the Registrant as Specified in its Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E. Bothell, WA	98021-3904
(Address of Principal Executive Offices)	(Zip Code)

(425) 951-1200

(Registrant’s Telephone Number, including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

As previously disclosed, on December 15, 2011, SonoSite, Inc., a Washington corporation (the “Company”), FUJIFILM Holdings Corporation, a Japanese corporation (“FUJI”) and Salmon Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of FUJI (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser agreed to purchase all outstanding shares of the Company’s common stock (the “Shares”) at a price of $54.00 per share, in cash to the seller (the “Offer Price”), without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 17, 2012 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

The Offer expired at 5:00 p.m., New York City time, on Wednesday, February 15, 2012. A total of 12,697,279 Shares (excluding Shares that were tendered but were failed to be delivered pursuant to the guaranteed delivery procedure of the Offer) were tendered prior to the expiration of the offering period and Purchaser accepted all of such Shares for payment. As a result, FUJI beneficially owns 12,697,279 Shares (excluding Shares that were tendered but were failed to be delivered pursuant to the guaranteed delivery procedure of the Offer), representing approximately 89.94% of all outstanding Shares. Pursuant to the terms and conditions of the Merger Agreement, FUJI has elected to acquire the remaining outstanding Shares through a second-step merger, pursuant to which the Company will continue as the surviving corporation and a wholly-owned subsidiary of FUJI (the “Merger”).

On February 21, 2012, the Company entered into a Loan Agreement with FUJIFILM Holdings America Corporation, an affiliate of FUJI (“FUJI America”) (the “Loan Agreement”). Pursuant to the Loan Agreement, the Company received proceeds of $68,144,900 from FUJI America. The proceeds will solely be used to finance the Company’s obligations with respect to the termination of its outstanding options and restricted stock units, as described in Sections 7.9(a) and (b) of the Merger Agreement, and to pay any of the Company’s costs and expenses related thereto (the “Loan”). The Loan, together with all accrued and unpaid interest, is payable at the option of FUJI America upon written notice to the Company at any time after the closing of the Merger.

Pursuant to the terms of the Loan Agreement, (a) during the period beginning on the date of the Loan Agreement and ending on March 31, 2012 (the “Initial Period”), the interest rate per annum (on the basis of a 360-day year) shall equal to the offered rate on a page or service that displays an average British Bankers’ Association LIBOR Rate for deposits in United States dollars (for delivery on the date of the Loan Agreement in London) with a term beginning on the date of the Loan Agreement and ending on March 31, 2012, determined at or about 11:00 a.m. (London time) on the date of the Loan Agreement), plus 0.8% and (b) following the Initial Period and for each successive three-month periods ending on June 30, September 30, December 31 and March 31 of each year (each, an “Interest Period”), the interest rate per annum (on the basis of a 360-day year) shall equal to the offered rate on a page or service that displays an average British Bankers’ Association LIBOR Rate for deposits in United States dollars (for delivery on the first business day in New York and that is also a business day in London immediately before the first day of such Interest Period) with a term of three months, determined at or about 11:00 a.m. (London time) on the relevant date, plus 0.8%.

The Loan Agreement specifies events of default customary to facilities of its type, including any non-payment of principal, interest or other amounts, misrepresentation of representations and warranties, or other material breach of the Loan Agreement. Upon the occurrence of an event of default, the payments by the Company of all of its outstanding obligations may be accelerated, and FUJI America’s commitment under the Loan Agreement may be terminated.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, in connection with the closing of the Offer, effective as of February 16, 2012, each of Carmen L. Diersen, Steven R. Goldstein, M.D., William G. Parzybok, Jr. and Robert G. Hauser, M.D. resigned from the Company’s Board of Directors (the “Board”) and each of the following designees of Purchaser was appointed to the Board: Kouichi Tamai, Toru Takahashi, Ryutaro Hosoda, Naohiro Fujitani and Kenji Sukeno.

On February 22, 2012, the Company received a letter from the Nasdaq Stock Market stating that as a result of the director resignations and appointments, the Company no longer complies with the majority independent board requirement for continued listing (the “Independence Non-Compliance”). In addition, on February 22, 2012, the Company also received a letter from the Nasdaq Stock Market stating that as a result of the departure of Carmen L. Diersen from the Audit Committee of the Board, the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the “Audit Committee Non-Compliance”).

With regard to the Independence Non-compliance, Nasdaq has provided the Company 45 calendar days to submit a plan to regain compliance and if the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days to evidence compliance. With regard to the Audit Committee Non-Compliance, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance as follows: (i) until the earlier of the Company’s next annual shareholders’ meeting or February 16, 2013; or (ii) if the next annual shareholders’ meeting is held before August 14, 2012, then the Company must evidence compliance no later than August 14, 2012.

The notifications of non-compliance have no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

The Company expects that as a result of the Merger, which is scheduled to close in late March 2012 or thereafter, the Company’s common stock will cease to be traded on the Nasdaq Global Select Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONOSITE, INC.

Date: February 23, 2012	By:	/s/ KEVIN M. GOODWIN
Kevin M. Goodwin President and Chief Executive Officer